Exhibit 23


                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company' previously filed Registration Statement on Form S-8 (File No. 333-55993).


                                                          Arthur Andersen LLP

Vienna, Virginia
March 30, 2001